EXHIBIT 3.6

                              ARTICLES OF AMENDMENT

                                  JULY 25, 1994

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                            BUSINESS CORPORATIONS ACT
                               (SECTION 27 OR 171)


                                     Alberta

REGISTRIES                                                 ARTICLES OF AMENDMENT

Corporate
Registry________________________________________________________________________


1.  NAME OF CORPORATION:                          2. CORPORATE ACCESS NUMBER
    LEADER MINING CORPORATION                              20560582
    INTERNATIONAL, INC.
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3.   ITEM NO.  3   OF THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED IN
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              ACCORDANCE WITH SECTION - 167(1)(F) OF THE BUSINESS CORPORATIONS
              ACT by consolidating the issued and outstanding common shares of the corporation by changing each of the issued and outstanding common shares into on fifth common share. ie: one new common share for each 5 old common shares.






DATE                     SIGNATURE                               TITLE
JULY 25, 1994       /S/______________________________          CONTROLLER

FOR DEPARTMENTAL USE ONLY
ITEM #1 change authorized by Darin Pearson

CCA-06 104
(Rev 04/93)